EXHIBIT 23(b)
                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to incorporation by reference in the Registration Statements of Xechem International, Inc. and its subsidiaries on Forms S-8 Numbers (33-87034) and (33-93300) as filed with the Securities and Exchange Commission on July 16, 1996, of our report dated February 18, 2000, on our audit of the consolidated financial statements of Xechem International, Inc. and its subsidiaries as of December 31, 1999, and for the year then ended.


                                   Wiss & Company, LLP
                                   Certified Public Accountants

Livingston, New Jersey
April 11, 2001